SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Fidelity Rutland Square Trust II

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Information Statement

Strategic Advisers Funds

We appreciate your business and your trust in Fidelity Investments. As always, we are committed to keeping you informed about your Fidelity account(s), including any updates and/or changes.*

The enclosed Information Statement provides important information regarding new managers that have been appointed to one or more of the Strategic Advisers Funds held within your Fidelity account.

Inside, you will find detailed information about the terms of agreements with the new managers, which were selected by Strategic Advisers LLC, the adviser to the Strategic Advisers Funds and the portfolio manager(s) for your Fidelity managed account. They believe these changes will provide your account with additional benefits, such as increased manager diversification, and help to ensure that each of the Funds can be effectively managed to meet its specific style exposure and investment objective.

Please read the enclosed information carefully. No other action is required by you. Should you have any questions, please call the appropriate number listed below.

•

For current or former clients in a Fidelity managed account: Please call 1-800-544-3455, Monday–Friday, 8 a.m. to 7 p.m. Eastern time (Strategic Advisers® Core Income Fund and Strategic Advisers® Small-Mid Cap Fund).

*	You may have elected to suppress other legal notifications; however, certain regulatory requirements mean that we are legally bound to send you this notification. We apologize for any inconvenience.

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IMPORTANT NOTICE REGARDING THE

AVAILABILITY OF INFORMATION STATEMENT.

The Information Statement is available at www.proxyvote.com/proxy.

STRATEGIC ADVISERS® CORE INCOME FUND

STRATEGIC ADVISERS® SMALL-MID CAP FUND

(THE FUNDS)

SERIES OF

FIDELITY RUTLAND SQUARE TRUST II

245 SUMMER STREET

BOSTON, MASSACHUSETTS 02210

1-800-544-3455

INFORMATION STATEMENT

This Information Statement is being furnished by the Board of Trustees (the Board or Trustees) of Fidelity Rutland Square Trust II (the Trust) to the shareholders of Strategic Advisers® Core Income Fund and Strategic Advisers® Small-Mid Cap Fund (each, a Fund and collectively, the Funds), each a series of the Trust. This Information Statement is provided in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (SEC) that permits the Trust’s investment adviser, Strategic Advisers LLC (Strategic Advisers), to hire unaffiliated sub-advisers without obtaining shareholder approval, subject to the approval of the Trust’s Board.

This Information Statement is being mailed on or about February 8, 2021 to shareholders of record as of January 11, 2021. This Information Statement is intended to inform you that one or more new sub-advisers have been appointed to your fund(s). No action is required of you. We are not asking you for a proxy and you are requested not to send us a proxy.

The information contained in this Information Statement relates to the Trustees’ approval on December 2, 2020 of the following new sub-advisory and sub-subadvisory arrangements:

Fund	Sub-Adviser or Sub-Subadviser
Strategic Advisers® Core Income (Core Income Fund)	PGIM Limited (PGIML or New Sub-Subadviser)
TCW Investment Management Company LLC (TCW or New Sub-Adviser)
Strategic Advisers® Small-Mid Cap Fund (Small-Mid Cap Fund)	River Road Asset Management LLC (River Road or New Sub-Adviser)

The purpose of this Information Statement is to provide an overview of the Trustees’ decision to appoint TCW as an additional sub-adviser, and PGIML as an additional sub-subadviser in connection with a new strategy (the New Strategy) approved for existing sub-adviser PGIM, Inc., for Core Income Fund, and River Road as an additional sub-adviser for Small-Mid Cap Fund, and to discuss the terms of the new sub-subadvisory agreement with PGIML (the Sub-Subadvisory Agreement) and each new sub-advisory agreement with TCW and River Road (each, a Sub-Advisory Agreement and collectively, the Sub-Advisory Agreements; and together with the Sub-Subadvisory Agreement, the Agreements). This is a joint Information Statement for multiple series of the Trust. You may not own shares of all Funds included in this Information Statement. Shares of the Funds are offered exclusively to certain clients of Strategic Advisers or its affiliates and are not available for sale to the general public.

INTRODUCTION

Strategic Advisers is the Funds’ investment adviser. Pursuant to the terms of an exemptive order granted to Strategic Advisers and the Trust by the SEC on November 28, 2006 (SEC Order), Strategic Advisers employs a so-called “manager of managers” arrangement in managing the Funds. Section 15(a) of the Investment Company Act of 1940, as amended (the 1940 Act) generally requires that a fund’s shareholders approve all agreements pursuant to which persons serve as investment adviser or sub-adviser to a fund. The SEC Order exempts Strategic Advisers and the Trust from the shareholder voting requirements of Section 15(a) of the 1940 Act and allows the Trustees, subject to certain conditions, to appoint new unaffiliated sub-advisers and approve their respective sub-advisory agreements on behalf of the Funds without a shareholder vote.

Consistent with the SEC Order, the Trustees, including a majority of the Trustees who are not parties to the Agreements or “interested persons” of any such party (the Independent Trustees), appointed each of TCW, River Road and PGIML as an additional sub-adviser or sub-subadviser to each applicable Fund and approved each Agreement at a meeting on December 2, 2020. As discussed later in this Information Statement, the Board carefully considered the matter and concluded that the appointment of each of TCW, River Road and PGIML under the terms of the applicable Agreement was in the best interest of each applicable Fund and its shareholders.

As a condition to relying on the SEC Order, Strategic Advisers and the Trust are required to furnish shareholders of each Fund with notification of the appointment of a new unaffiliated sub-adviser within ninety days from the date that the sub-adviser is hired. This Information Statement serves to provide such notice and give details of the new arrangements.

MANAGEMENT CONTRACT OF THE FUNDS

Strategic Advisers, located at 245 Summer Street, Boston, Massachusetts 02210, is the Funds’ investment adviser. Strategic Advisers directs the investments of each Fund in accordance with its respective investment objective, policies and limitations pursuant to a management contract (each, a Management Contract and collectively, the Management Contracts) for each Fund that was initially approved by the Board, including a majority of the Independent Trustees, and by the initial sole shareholder on the following dates:

Fund	Board Approval	Initial Sole Shareholder Approval
Core Income Fund	March 5, 2010	August 20, 2010
Small-Mid Cap Fund	March 5, 2010	August 20, 2010

The Management Contracts were most recently renewed by the Board, including a majority of the Independent Trustees, on September 2, 2020. Strategic Advisers is authorized, in its discretion, to allocate each Fund’s assets pursuant to its investment strategy. In addition, Strategic Advisers or its affiliates, subject to the supervision of the Board, provides the management and administrative services necessary for the operation of each Fund. These services include, among others, supervising relations with, and monitoring the performance of, any sub-advisers; preparing all general shareholder communications, including shareholder reports; maintaining each Fund’s records; maintaining the registration and qualification of each Fund’s shares under federal and state law; and furnishing reports, evaluations, and analyses on a variety of subjects to the Trustees. Strategic Advisers or its affiliates also compensate all officers of each Fund and all personnel of Strategic Advisers for performing services relating to research, statistical and investment activities.

Each Fund pays a monthly management fee to Strategic Advisers (the Management Fee), which is shown in the table below. For each Fund, the Management Fee is calculated by adding Strategic Advisers’ annual Management Fee rate and the total fees payable monthly to the Fund’s sub-advisers based on each sub-adviser’s allocated portion of the Fund’s average daily net assets throughout the month. Each Fund’s effective Management Fee may be higher or lower in the future based on factors such as the portion of fund assets managed by sub-advisers and the sub-advisory fee rates of the sub-advisers that may manage a Fund in the future.

Strategic Advisers has contractually agreed to waive its portion of the Management Fee for each Fund through the expiration dates shown in the table below. Strategic Advisers has also contractually agreed that the maximum aggregate annual management fee rate of a Fund will not exceed the rate shown in the table below for such Fund

Fund	Strategic Advisers’ portion of the Management Fee	Maximum Aggregate Annual Management Fee Rate	Management Fee Waiver Expiration Date
Core Income Fund	0.25%	0.60%	September 30, 2023
Small-Mid Cap Fund	0.25%	1.10%	September 30, 2023

Strategic Advisers may not discontinue or modify the management fee waiver prior to its expiration date without the approval of the Board. The addition of each of TCW, River Road and PGIML will not result in a change to the maximum aggregate annual management fee payable by shareholders, the portion of the Management Fee retained by Strategic Advisers, if any, or the management fee waiver arrangement discussed above, for each applicable Fund.

In addition to TCW, River Road and PGIML, the following serve as sub-advisers or sub-subadvisers to the Funds:

Fund	Existing Sub-Advisers and Sub-Subadvisers
Core Income Fund	FIAM LLC (FIAM), FMR Investment Management (UK) Limited (FMR UK), Fidelity Management & Research (Hong Kong) Limited (FMR H.K.), Fidelity Management & Research (Japan) Limited (FMR Japan), PGIM, Inc. (PGIM)
Small-Mid Cap Fund	AllianceBernstein L.P. (AllianceBerstein), ArrowMark Partners (ArrowMark), Boston Partners Global Investors, Inc. (Boston Partners), FIAM, FMR UK, FMR H.K., FMR Japan, FIL Investment Advisors (FIA), FIL Investment Advisors (UK) Limited (FIA (UK)), Geode Capital Management, LLC (Geode), J.P. Morgan Investment Management Inc. (JPMorgan), LSV Asset Management (LSV), Portolan Capital Management (Portolan), Rice Hall James & Associates, LLC (RHJ), Victory Capital Management, Inc. (Victory Capital)

FIAM, FMR UK, FMR H.K., and FMR Japan are affiliates of Strategic Advisers.

The following tables show Management Fees paid by each Fund to Strategic Advisers and sub-advisory fees paid by Strategic Advisers, on behalf of each fund, to each Fund’s sub-advisers during the fiscal period ended February 29, 2020.

Fund	Management Fees Paid to Strategic Advisers(1)	Management Fees Paid to Strategic Advisers as a % of Average Net Assets of the Fund(1)	Aggregate Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-Adviser(s)	Aggregate Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-Adviser(s) as a % of Average Net Assets of the Fund
Core Income Fund	$10,592,914	0.03%	$1,076,598	0.00%
Small-Mid Cap Fund	$31,122,761	0.39%	$30,603,368(2)	0.39%(2)

Fund	Sub-Advisory Fees Paid by Strategic Advisers to FIAM	Sub-Advisory Fees Paid by Strategic Advisers to FIAM as a % of Average Net Assets of the Fund	Sub-Advisory Fees Paid by Strategic Advisers to Geode	Sub-Advisory Fees Paid by Strategic Advisers to Geode as a % of Average Net Assets of the Fund
Core Income Fund	$9,617,139	0.02%	—	—
Small-Mid Cap Fund	$394,902(3)	0.00%(4)	$121,326	0.00%

(1)	After waivers reducing management fees in the amount of $105,124,976 for the Core Income Fund and $19,839,523 for the Small-Mid Cap Fund.

(2)	Excludes sub-advisory fees paid to Geode. No sub-advisory fees were paid to FIA during the fiscal period ended February 29, 2020.

(3)	FIAM began managing a portion of the fund’s assets on October 23, 2019.

(4)	Annualized.

Differences between the amount of the management fees paid by each Fund to Strategic Advisers and the aggregate amount of the sub-advisory fees paid by Strategic Advisers, on behalf of each Fund, to the sub-advisers, may be due to expense estimates, which are accrued in the period to which they relate and adjusted when actual amounts are known.

SUMMARY OF THE AGREEMENTS WITH THE NEW SUB-ADVISERS AND NEW SUB-SUBADVISER

On December 2, 2020, pursuant to the “managers of managers” arrangement, the Board approved separate agreements with each of TCW, River Road and PGIML on behalf of each applicable Fund. Pursuant to each Sub-Advisory Agreement, each New Sub-Adviser has day-to-day responsibility for choosing investments for the portion of assets of the applicable Fund allocated to it by Strategic Advisers and for voting proxies for that Fund with respect to those investments. Pursuant to the Sub-Subadvisory Agreement, PGIML has day-to-day responsibility for choosing investments for the portion of assets of the Core Income Fund allocated to PGIML by PGIM for the New Strategy.

Pursuant to each Agreement, each of TCW, River Road and PGIML provides a program of continuous investment management for the portion of the respective Fund’s assets allocated to it in accordance with that Fund’s investment objective and policies as stated in the Fund’s prospectus and statement of additional information filed with the SEC on Form N-1A, as amended and supplemented from time to time (the Registration Statement), and such other limitations as the Trust, the respective Fund, the Board, or Strategic Advisers (or PGIM in the case of the Sub-Subadvisory Agreement) may impose. Each New Sub-Adviser will vote the respective Fund’s proxies in accordance with the New Sub-Adviser’s proxy voting policies, as approved by the Board. Strategic Advisers has granted each New Sub-Adviser, and PGIM has granted PGIML, authority to invest and reinvest the assets of the respective Fund allocated to it by selecting the securities, instruments, repurchase agreements, financial futures contracts, options and other investments and techniques that the respective Fund may purchase, sell, enter into or use. For providing investment management services to its allocated portion of the respective Fund, Strategic Advisers pays each New Sub-Adviser a monthly asset-based fee out of the Management Fee payable by each Fund. PGIM, and not the Core Income Fund, pays the fees due to PGIML under the terms of the Sub-Subadvisory Agreement.

Each Agreement may be terminated on sixty days’ written notice to TCW, River Road or PGIML, as applicable: (i) by the Trust, pursuant to (A) action by the Board or (B) the vote of the holders of a “majority” (as defined in the 1940 Act) of the shares of each Fund or (ii) by Strategic Advisers. Each Sub-Advisory Agreement is terminable, without penalty, by the applicable New Sub-Adviser upon ninety days’ written notice to Strategic Advisers and the Trust. The Sub-Subadvisory Agreement is terminable, without penalty, by PGIM and PGIML upon 90 days’ written notice to the Trust. In addition, each Agreement will terminate in the event of the termination of the Management Contract with respect to the applicable Fund. The Sub-Subadvisory Agreement will also terminate in the event of the termination of the sub-advisory agreement with PGIM for the Core Income Fund, or the termination or removal of the New Strategy from such sub-advisory agreement with PGIM. Each Agreement will be terminated automatically in the event of its “assignment” (as defined in the 1940 Act).

INFORMATION ABOUT PGIML

PGIML shall act as investment sub-subadviser to the Core Income Fund with respect to a portion of the Fund’s assets that may be allocated from time to time by existing sub-adviser PGIM to PGIML, for the New Strategy (the Allocated Assets).The information below relates to the addition of PGIML as a new sub-subadviser to the Fund.

PGIML’s main office is located at Grand Buildings, 1-3 Strand, Trafalgar Square, London WC2N 5HR. PGIML is not affiliated with Strategic Advisers.

Investment Process

In managing the Allocated Assets, PGIML uses a combination of top-down economic analysis and bottom-up research in conjunction with proprietary quantitative models and risk management systems. In the top-down economic analysis, PGIML develops views on economic, policy and market trends by continually evaluating economic data that affect the movement of markets and securities prices. This top-down macroeconomic analysis is integrated into PGIML’s bottom-up research which informs security selection. In its bottom-up research, PGIML develops an internal rating and outlook on issuers. The rating and outlook is determined based on a thorough review of the financial health and trends of the issuer, which includes a review of the composition of revenue, profitability, cash flow margin, and leverage.

PGIML may also consider investment factors such as expected total return, yield, spread and potential for price appreciation as well as credit quality, maturity and risk. PGIML may invest in a security based upon the expected total return rather than the yield of such security.

Directors and Officers

The following are the directors, officers, and control persons of PGIML. Unless otherwise noted, the address of each is Grand Buildings, 1-3 Strand, Trafalgar Square, London WC2N 5HR.

DIRECTORS AND OFFICERS
Name	Position
Jonathan Paul Butler	Managing Director, Director
Richard Thomas Greenwood	Managing Director, Director
Elizabeth Ann Samson	Vice President, Director
Mark Gerald Fresson	Vice President, Director
Andrew Ballantyne Crain	Vice President, EMEA Chief Compliance Officer
Kimberly Dipaola LaPointe	Head of PGIM Investments
Edward McMurdo Farley	Managing Director and Head of European Investment Grade
Sarah Elizabeth McMullen	Principal and Head of EMEA Client Advisory
Batoolah Dawreeawoo	Chief Legal Officer
CONTROL PERSON
Name	Relationship
Prudential Financial, Inc.	Owns 100% of PGIM Holding Company LLC, which owns 100% of PGIM, Inc., which owns 100% of PGIM Financial Limited, which owns of 100% of PGIML

No officer or Trustee of the Funds is an officer, employee, director, or shareholder of PGIML.

PGIML also acts as investment adviser, sub-adviser or sub-subadviser to other registered investment companies (or portions thereof) set forth below, which have investment objectives that are similar to the portion of the Fund that may be allocated to PGIML pursuant to the Sub-Subadvisory Agreement:

Fund	Assets Under Management as of September 30, 2020
PGIM Total Return Bond Fund	$61,361,000,000
PGIM Balanced Fund – PGIM Fixed Income sleeve	$354,000,000
The Prudential Series Diversified Bond Portfolio	$1,252,000,000
AST Advanced Strategies Portfolio – PGIM Fixed Income sleeve	$996,000,000

INFORMATION ABOUT TCW

TCW’s main office is located at 865 South Figueroa Street, Suite 1800, Los Angeles, California 90017. TCW is not affiliated with Strategic Advisers.

Investment Process

TCW’s investment process consists of five value-added dimensions that include duration management, yield curve positioning, sector/subsector allocation, security selection, and trading execution. TCW’s emphasis on utilizing multiple value-added approaches in a measured and diversified manner has resulted in consistent outperformance and, most notably, generally limited downside volatility over most periods.

While TCW uses both top-down and bottom-up strategies, their philosophy and process are geared much more toward the bottom-up elements of the process, specifically sector management and issue selection. Approximately 80% of TCW’s historical alpha comes from these two strategies.

Directors and Officers

The following are the directors, officers, and control persons of TCW. Unless otherwise noted, the address of each is 865 South Figueroa Street, Suite 1800, Los Angeles, California 90017.

DIRECTORS AND OFFICERS
Name	Position
Marc Stern	Chairman
David Lippman	Chief Executive Officer
Richard Villa	Managing Director, Chief Financial Officer & Assistant Secretary
Gladys Xiques	Senior Vice President, Global Chief Compliance Officer
Meredith Jackson	Executive Vice President, General Counsel & Secretary
CONTROL PERSON
Name	Relationship
TCW Management and Employees	Collectively indirectly own 44.07% of TCW through TCW Owners LLC, which owns 44.07% of Clipper Holding L.P., which indirectly owns 100% of The TCW Group, Inc., which owns 100% of TCW
Carlyle Group LP	Indirectly owns 31.18% of TCW through ownership of three private investment funds which collectively own 31.18% of Clipper Holding L.P., which indirectly owns 100% of The TCW Group, Inc., which owns 100% of TCW

No officer or Trustee of the Funds is an officer, employee, director, or shareholder of TCW.

TCW also acts as investment adviser or sub-adviser to other registered investment companies (or portions thereof) set forth below, which have investment objectives that are similar to the portion of the Fund that may be allocated to TCW pursuant to the Agreement:

Fund	Assets Under Management as of October 31, 2020
Bridge Builder Core Plus Bond Fund	$7,176,330,012
CTIVP – TCW Core Plus Bond Fund	$3,161,869,090
Multi-Manager Total Return Bond Strategies Fund	$2,582,197,258
MassMutual Select Total Return Bond Fund	$914,501,713
MML Total Return Bond Fund	$331,711,442
Morgan Stanley Pathway Funds – Core Fixed Income Fund	$311,979,298
Cornerstone Advisors Core Plus Bond Fund	$110,923,841
AZL MetWest Total Return Bond Fund	$292,866,113
Metropolitan West Total Return Bond Fund	$89,018,753,732

INFORMATION ABOUT RIVER ROAD

River Road’s main office is located at 462 South 4th Street, Suite 2000, Louisville, Kentucky 40202. River Road is not affiliated with Strategic Advisers.

Investment Process

River Road’s investment philosophy is based upon its proprietary Absolute Value® approach, which seeks to generate attractive, sustainable, low volatility returns over the long term, with an emphasis on minimizing downside portfolio risk. River Road builds portfolios in house, from the bottom up, making security-specific research central to River Road’s process. At the core of River Road’s Absolute Value® approach is a systematic method for assessing the ‘risk-to-reward’ characteristics of an investment. The goal of the research process is to formulate two outputs from which an investment decision is made – conviction rating (risk) and discount to value (reward). A stock’s conviction rating combined with its discount to value determine not only whether the stock qualifies for investment, but also how the stock will be sized within a portfolio. River Road employs a balanced approach to diversification and a structured sell discipline that seeks to reduce portfolio volatility and the risk of permanent loss of capital. River Road constructs the Small-Mid Cap Value II (SMID II) Strategy by investing primarily in equity securities of small- and mid-capitalization companies that River Road believes are undervalued. The market capitalizations within the SMID II Strategy may vary but they generally range from approximately $500 million to $10 billion at the time of initial purchase. This capitalization range will change over time. The Strategy may continue to hold securities of a portfolio company that subsequently drops below or appreciates above this capitalization threshold. The SMID II Strategy may also invest in companies of other market capitalizations, BDC-RICs, foreign stocks, and other securities as approved pursuant to the Sub-Advisory Agreement.

Directors and Officers

The following are the directors, officers, and control persons of River Road. Unless otherwise noted, the address of each is 462 South 4th Street, Suite 2000, Louisville, Kentucky 40202.

DIRECTORS AND OFFICERS
Name	Position
R. Andrew Beck	Chief Executive Officer & Senior Portfolio Manager
Thomas D.Mueller, CFA, CPA	Chief Operating Officer & Chief Compliance Officer
Henry W. Sanders, III, CFA	Executive Vice President & Senior Portfolio Manager
Greg E. Deuser, CFA	Chief Investment Risk & Analytics Officer
Thomas S. Forsha, CFA	Co-Chief Investment Officer & Portfolio Manager
Elizabeth A. Brenner, PhD, SPHR	Director of Strategic Human Resources
Robert W. Wainwright	Chief Business Development Officer
CONTROL PERSON
Name	Relationship
Affiliated Managers Group, Inc.	Owns 100% of RRAM Acquisition, LLC, which owns approximately 75% of River Road
R. Andrew Beck	Owns 100% of RAB RRAM, LLC, which owns at least 5% but less than 10% of River Road

No officer or Trustee of the Funds is an officer, employee, director, or shareholder of River Road.

River Road also acts as investment adviser or sub-adviser to other registered investment companies (or portions thereof) set forth below, which have investment objectives that are similar to the portion of the Fund that may be allocated to River Road pursuant to the Agreement:

Fund	Assets Under Management as of October 31, 2020
Mercer US Small/Mid Cap Equity Fund	$226,400,000

MATTERS CONSIDERED BY THE BOARD

IN APPROVING THE AGREEMENTS

Matters Considered by the Board in Approving the Agreements is included in Appendix A.

MANAGEMENT INFORMATION ABOUT STRATEGIC ADVISERS

The principal business address of Strategic Advisers, the Funds’ investment adviser, is 245 Summer Street, Boston, Massachusetts, 02210.

The principal business address of Fidelity Distributors Company LLC, the Funds’ principal underwriter and distribution agent, is 900 Salem Street, Smithfield, Rhode Island 02917.

BROKERAGE INFORMATION

No commissions were paid to any broker or dealer affiliated with the Core Income Fund through the fiscal period ended February 29, 2020. The following table shows the aggregate amount of commissions paid to any broker or dealer affiliated with the Small-Mid Cap Fund through the fiscal period ended February 29, 2020:

Fund	Broker	Affiliated With	Transaction Initiated By	Commissions	Percentage of Aggregate Brokerage Commissions
Small-Mid Cap Fund	Fidelity Capital Markets	FMR LLC / Strategic Advisers	AllianceBerstein LP	$1,240	0.02%
	Luminex Trading & Analytics	FMR LLC / Strategic Advisers	AllianceBerstein LP	$461	0.01%

Fund	Broker	Affiliated With	Transaction Initiated By	Commissions	Percentage of Aggregate Brokerage Commissions
	Luminex Trading & Analytics	FMR LLC / Strategic Advisers	Boston Partners Global Investors INC	$231	0.00%
	Fidelity Capital Markets	FMR LLC / Strategic Advisers	FIAM LLC	$177	0.00%
	Luminex Trading & Analytics	FMR LLC / Strategic Advisers	FIAM LLC	$101	0.00%
	Luminex Trading & Analytics	FMR LLC / Strategic Advisers	JPMorgan Investment Management, Inc.	$603	0.01%
	Fidelity Capital Markets	FMR LLC / Strategic Advisers	BNY Mellon Asset Management North American Corporation[1]	$5	0.00%
	Luminex Trading & Analytics	FMR LLC / Strategic Advisers	BNY Mellon Asset Management North American Corporation[1]	$207	0.00%
	Fidelity Capital Markets	FMR LLC / Strategic Advisers	Strategic Advisers LLC	$16,132	0.28%
	Luminex Trading & Analytics	FMR LLC / Strategic Advisers	Strategic Advisers LLC	$1,579	0.03%
	Luminex Trading & Analytics	FMR LLC / Strategic Advisers	Voya Investment Management Co., LLC[2]	$439	0.01%

[1]	As of May 2, 2019, Mellon Investments Corporation no longer serves as a sub-adviser to Small-Mid Cap Fund.
[2]	As of November 22, 2019, Voya Investment Management Co., LLC no longer serves as a sub-adviser to Small-Mid Cap Fund.

OTHER INFORMATION

Outstanding Shares and Ownership of Shares. The following table shows the number of shares of each Fund that were issued and outstanding as of October 31, 2020:

Fund	Shares Outstanding
Core Income Fund	3,473,642,577
Small-Mid Cap Fund	529,074,812

As of October 31, 2020, the Trustees, Members of the Advisory Board (if any), and officers of each Fund owned, in the aggregate, less than 1% of each class’s total outstanding shares, with respect to each Fund.

To the knowledge of the Trust, no shareholder had substantial (5% or more) record and/or beneficial ownership with respect to each Fund as of October 31, 2020.

Shareholder Proposals. The Trust does not hold regularly scheduled meetings of shareholders of the Funds. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a future shareholder meeting should send their written proposals to the Secretary of the Fund, attention “Fund Shareholder Meetings,” 245 Summer Street, Mailzone V10A, Boston, Massachusetts 02210.

Annual Report. For a free copy of a Fund’s most recent annual report and semi-annual report, if any, call 1-800-544-3455 or write to Fidelity Distributors Company LLC at 900 Salem Street, Smithfield, Rhode Island 02917. In addition, you may visit Fidelity’s website at www.fidelity.com for a free copy of a prospectus, statement of additional information, annual or semi-annual report, or to request other information.

NOTICE TO BANKS, BROKER-DEALERS

AND VOTING TRUSTEES AND THEIR NOMINEES

Please advise the Trust, in care of Fidelity Investments Institutional Operations Company LLC, 245 Summer Street, Boston, Massachusetts, 02210, whether other persons are beneficial owners of shares for which the Information Statement is being mailed and, if so, the number of copies of the Information Statement and Annual Report you wish to receive in order to supply copies to the beneficial owners of the respective shares.

APPENDIX A

MATTERS CONSIDERED BY THE BOARD

IN APPROVING THE AGREEMENTS

Strategic Advisers Core Income Fund

In December 2020, the Board of Trustees, including the Independent Trustees (together, the Board) voted to approve: (i) a new sub-advisory agreement among Strategic Advisers LLC (Strategic Advisers), TCW Investment Management Company LLC (TCW), and Fidelity Rutland Square Trust II (Trust) on behalf of the fund (New Sub-Advisory Agreement); (ii) an amendment to add a new investment mandate to the existing sub-advisory agreement among Strategic Advisers, PGIM, Inc. (PGIM), and the Trust on behalf of the fund (Amended Sub-Advisory Agreement); and (iii) a new sub-subadvisory agreement among PGIM Limited (PGIML), PGIM, and the Trust on behalf of the Fund (New Sub-Subadvisory Agreement and together with the New Sub-Advisory Agreement, the New Agreements). The Board, assisted by the advice of fund counsel and Independent Trustees’ counsel, considered a broad range of information.

In considering whether to approve each New or Amended Agreement, the Board reached a determination, with the assistance of fund counsel and Independent Trustees’ counsel and through the exercise of its business judgment, that the approval of each New or Amended Agreement is in the best interests of the fund and its shareholders and does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage. Also, the Board found that the fees to be charged under each New or Amended Sub-Advisory Agreement bears a reasonable relationship to the services to be rendered and will be based on services provided that will be in addition to, rather than duplicative of services provided under the advisory contract of any underlying fund in which the fund may invest. The Board’s decision to approve each New or Amended Agreement was not based on any single factor, but rather was based on a comprehensive consideration of all the information provided to the Board. In addition, individual Trustees did not necessarily attribute the same weight or importance to each factor.

Nature, Extent, and Quality of Services Provided. The Board considered the backgrounds of the investment personnel that will provide services to the fund, and also considered the fund’s investment objective, strategies and related investment philosophy and current sub-adviser line-up. The Board also considered the structures of the investment personnel compensation programs and whether such structures provide appropriate incentives to act in the best interests of the fund.

With respect to the Amended Sub-Advisory Agreement and New Sub-Subadvisory Agreement, the Board noted that it previously received and considered materials relating to the nature, extent and quality of services provided by Strategic Advisers and PGIM, including the resources dedicated to investment management and support services, as well as shareholder and administrative services, in connection with its annual renewal of the fund’s management contract and sub-advisory agreements at its September 2020 meeting. The Board also took into consideration additional information regarding the new investment mandate provided by Strategic Advisers, PGIM and PGIML. The Board noted its familiarity with the nature, extent and quality of services provided by PGIM to the fund with a different investment mandate and to another Strategic Advisers fund. The Board considered supplemental information provided by PGIML in the Board’s November 2020 materials.

Resources Dedicated to Investment Management and Support Services. The Board reviewed the general qualifications and capabilities of TCW’s, PGIM’s and PGIML’s respective investment staff, use of technology, and approach to managing and compensating investment personnel. The Board noted that TCW’s, PGIM’s and PGIML’s analysts have extensive resources, tools, and capabilities that allow them to conduct sophisticated quantitative and/or fundamental analysis. Additionally, in its deliberations, the Board considered TCW’s, PGIM’s and PGIML’s trading capabilities and resources and compliance infrastructure, which are integral parts of the investment management process. The Board also considered TCW’s, PGIM’s and PGIML’s investments in business continuity planning, and PGIM’s success in continuously providing services to the fund notwithstanding the severe disruptions caused by the COVID-19 pandemic.

Shareholder and Administrative Services. The Board considered: (i) the nature, extent, quality, and cost of advisory services to be performed by TCW, PGIM and PGIML under the New Agreements and Amended Sub-Advisory Agreement; and (ii) the resources to be devoted to the fund’s compliance policies and procedures.

Investment Performance. The Board considered the historical investment performance of each of TCW and PGIM and PGIML and their respective portfolio managers in managing accounts under a similar investment mandate.

Based on its review, the Board concluded that the nature, extent, and quality of services that will be provided to the fund under the New and Amended Agreements should benefit the fund’s shareholders.

Competitiveness of Management Fee and Total Fund Expenses. With respect to the New Sub-Advisory Agreement and the Amended PIM Sub-Advisory Agreement, the Board considered the amount and nature of the fees to be paid by the fund to Strategic Advisers and by Strategic Advisers to TCW and PGIM, respectively. The Board also considered the projected change in the fund’s management fee and total operating expenses, if any, as a result of hiring TCW and adding the new investment mandate for PGIM.

The Board noted that neither the New nor Amended Agreements will result in changes to the maximum aggregate annual management fee payable by the fund or Strategic Advisers’ portion of the management fee. The Board considered Strategic Advisers’ contractual agreement to waive its portion of the fund’s management fee. The Board further considered that for each of TCW and PGIM, allocating assets to such sub-adviser is expected to result in an increase in the fund’s management fee but such increase will be offset by a corresponding decrease in underlying fund expenses. The Board also considered that after allocating assets to each of TCW and PGIM, the fund’s management fee and total net expenses are each expected to continue to rank below the competitive peer group median reported in the June 2020 management contract renewal materials.

With respect to the New Sub-Subadvisory Agreement, the Board considered that PGIM, and not the fund, will compensate PGIML under the terms of the New Sub-Subadvisory Agreement and that the fund and Strategic Advisers are not responsible for any such fees or expenses. The Board also considered that the New Sub-Subadvisory Agreement will not result in any changes to the fees paid under the sub-advisory agreement among Strategic Advisers, PGIM, and the Trust on behalf of the fund for the new investment mandate.

Based on its review, the Board concluded that the fund’s management fee structure and any changes to projected total expenses bear a reasonable relationship to the services that the fund and its shareholders will receive and the other factors considered.

Because each of the New and Amended Agreements was negotiated at arm’s length and will have no impact on the maximum management fees payable by the fund or Strategic Advisers’ portion of the management fee, the Board did not consider the costs of services and profitability to be significant factors in its decision to approve the New and Amended Agreements.

Potential Fall-Out Benefits. The Board considered that it reviews information regarding the potential of direct and indirect benefits to Strategic Advisers and its affiliates from their relationships with the fund, including non-advisory fee compensation paid to affiliates of Strategic Advisers, if any, as well as information regarding potential fall-out benefits accruing to each sub-adviser, if any, as a result of its relationship with the fund, during its annual renewal of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board considered Strategic Advisers’ representation that it does not anticipate that the approval of the New and/or Amended Agreements will have a significant impact on the profitability of, or potential fall-out benefits to, Strategic Advisers or its affiliates.

Possible Economies of Scale. The Board considered that it reviews whether there have been economies of scale in connection with the management of the fund during its annual renewal of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board noted that the TCW and PGIM Sub-Advisory Agreements each provide for breakpoints that have the potential to reduce sub-advisory fees paid to the sub-adviser as assets allocated to the sub-adviser grow. The Board also noted that it did not consider the possible realization of economies of scale to be a significant factor in its decision to approve the New Sub-Subadvisory Agreement because the fund will not bear any additional management fees or expenses under the New Sub-Subadvisory Agreement.

Conclusion. Based on its evaluation of all of the conclusions noted above, and after considering all factors it believed relevant, the Board concluded that each Sub-Advisory Agreement’s fee structure bears a reasonable relationship to the services to be rendered and that each New Agreement or Amended Agreement is in the best interests of the fund and its shareholders and should be approved. The Board also concluded that the sub-advisory fees to be charged under each Sub-Advisory Agreement will be based on services provided that will be in addition to, rather than duplicative of, services provided under the advisory contract of any underlying fund in which the fund may invest. In addition, the Board concluded that the approval of each New or Amended Agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage.

Strategic Advisers Small-Mid Cap Fund

In December 2020, the Board of Trustees, including the Independent Trustees (together, the Board) voted to approve a new sub-advisory agreement among Strategic Advisers LLC (Strategic Advisers), River Road Asset Management LLC (River Road), and Fidelity Rutland Square Trust II (Trust) on behalf of the fund (New Sub-Advisory Agreement). The Board, assisted by the advice of fund counsel and Independent Trustees’ counsel, considered a broad range of information.

In considering whether to approve the New Sub-Advisory Agreement, the Board reached a determination, with the assistance of fund counsel and Independent Trustees’ counsel and through the exercise of its business judgment, that the approval of the New Sub-Advisory Agreement is in the best interests of the fund and its shareholders and does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage. Also, the Board found that the fees to be charged under the New Sub-Advisory Agreement bear a reasonable relationship to the services to be rendered and will be based on services provided that will be in addition to, rather than duplicative of services provided under the advisory contract of any underlying fund in which the fund may invest. The Board’s decision to approve the New Sub-Advisory Agreement was not based on any single factor, but rather was based on a comprehensive consideration of all the information provided to the Board. In addition, individual Trustees did not necessarily attribute the same weight or importance to each factor.

Nature, Extent, and Quality of Services Provided. The Board considered the backgrounds of the investment personnel that will provide services to the fund, and also considered the fund’s investment objective, strategies and related investment philosophy and current sub-adviser line-up. The Board also considered the structures of the investment personnel compensation programs and whether such structures provide appropriate incentives to act in the best interests of the fund.

Resources Dedicated to Investment Management and Support Services. The Board reviewed the general qualifications and capabilities of River Road’s investment staff, its use of technology, and River Road’s approach to managing and compensating investment personnel. The Board noted that River Road’s analysts have extensive resources, tools, and capabilities that allow them to conduct sophisticated quantitative and/or fundamental analysis. Additionally, in its deliberations, the Board considered River Road’s trading capabilities and resources and compliance infrastructure, which are integral parts of the investment management process. The Board also considered River Road’s investments in business continuity planning in connection with the COVID-19 pandemic.

Shareholder and Administrative Services. The Board considered: (i) the nature, extent, quality, and cost of advisory services to be performed by River Road under the New Sub-Advisory Agreement; and (ii) the resources to be devoted to the fund’s compliance policies and procedures.

Investment Performance. The Board considered the historical investment performance of River Road and the portfolio managers in managing accounts under similar investment mandates.

Based on its review, the Board concluded that the nature, extent, and quality of services that will be provided to the fund under the New Sub-Advisory Agreement should benefit the fund’s shareholders.

Competitiveness of Management Fee and Total Fund Expenses. With respect to the New Sub-Advisory Agreement, the Board considered the amount and nature of the fees to be paid by the fund to Strategic Advisers and by Strategic Advisers to River Road. The Board also considered the projected change in the fund’s management fee and total operating expenses, if any, as a result of hiring River Road.

The Board noted that the New Sub-Advisory Agreement will not result in changes to the maximum aggregate annual management fee payable by the fund or Strategic Advisers’ portion of the management fee. The Board considered Strategic Advisers’ contractual agreement to waive its portion of the fund’s management fee. The Board further considered that after allocating assets to River Road, the fund’s management fee and total net expenses are expected to increase, but are each expected to continue to rank below the competitive peer group medians reported in the June 2020 management contract renewal materials.

Based on its review, the Board concluded that the fund’s management fee structure and any changes to projected total expenses bear a reasonable relationship to the services that the fund and its shareholders will receive and the other factors considered.

Because the New Sub-Advisory Agreement was negotiated at arm’s length and will have no impact on the maximum management fees payable by the fund or Strategic Advisers’ portion of the management fee, the Board did not consider the costs of services and profitability to be significant factors in its decision to approve the New Sub-Advisory Agreement.

Potential Fall-Out Benefits. The Board considered that it reviews information regarding the potential of direct and indirect benefits to Strategic Advisers and its affiliates from their relationships with the fund, including non-advisory fee compensation paid to affiliates of Strategic Advisers, if any, as well as information regarding potential fall-out benefits accruing to each sub-adviser, if any, as a result of its relationship with the fund, during its annual renewal of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board considered Strategic Advisers’ representation that it does not anticipate that the approval of the New Sub-Advisory Agreement will have a significant impact on the profitability of, or potential fall-out benefits to, Strategic Advisers or its affiliates.

Possible Economies of Scale. The Board considered that it reviews whether there have been economies of scale in connection with the management of the fund during its annual renewal of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements.

Conclusion. Based on its evaluation of all of the conclusions noted above, and after considering all factors it believed relevant, the Board concluded that the New Sub-Advisory Agreement’s fee structure bears a reasonable relationship to the services to be rendered and that the New Sub-Advisory Agreement is in the best interests of the fund and its shareholders and should be approved. The Board also concluded that the sub-advisory fees to be charged under the New Sub-Advisory Agreement will be based on services provided that will be in addition to, rather than duplicative of, services provided under the advisory contract of any underlying fund in which the fund may invest. In addition, the Board concluded that the approval of the New Sub-Advisory Agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage.

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